SEMPRA ENERGY
Table F (Unaudited)

Statement of Operations Data by Business Unit

Three Months Ended September 30, 2010

(Dollars in millions)	SDG&E	SoCalGas	Commodities	Generation	Pipelines & Storage	LNG	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 811	$ 776	$ 24	$ 269	$ 77	$ 183	$ (24)	$ 2,116

Cost of Sales and Other Expenses	(505)	(564)	(28)	(180)	(55)	(150)	13	(1,469)

Litigation Expense	(12)	-	-	(2)	-	(2)	(1)	(17)

Depreciation & Amortization	(96)	(78)	-	(16)	(11)	(13)	(4)	(218)

Equity Earnings (Losses) Recorded Before Income Tax	-	-	(281)	(1)	10	-	(1)	(273)

Other Income (Expense), Net	(2)	2	-	2	55	2	7	66

Income (Loss) Before Interest & Tax (1)	196	136	(285)	72	76	20	(10)	205

Net Interest (Expense) Income (2)	(39)	(16)	4	2	(6)	(12)	(41)	(108)

Income Tax (Expense) Benefit	(56)	(42)	147	(18)	(23)	(3)	27	32

Equity Losses Recorded Net of Income Tax	-	-	-	-	(4)	-	-	(4)

Losses Attributable to Noncontrolling Interests	5	-	-	-	-	-	1	6

Earnings (Losses)	$ 106	$ 78	$ (134)	$ 56	$ 43	$ 5	$ (23)	$ 131

Three Months Ended September 30, 2009

(Dollars in millions)	SDG&E	SoCalGas	Commodities	Generation	Pipelines & Storage	LNG	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 773	$ 662	$ 24	$ 250	$ 98	$ 68	$ (22)	$ 1,853

Cost of Sales and Other Expenses	(518)	(457)	(23)	(167)	(73)	(60)	(2)	(1,300)

Litigation Expense	(2)	-	-	-	(1)	-	-	(3)

Depreciation & Amortization	(81)	(73)	-	(14)	(13)	(10)	(5)	(196)

Equity Earnings (Losses) Recorded Before Income Tax	-	-	105	4	18	-	(4)	123

Other Income (Expense), Net	1	(1)	-	(1)	-	-	25	24

Income (Loss) Before Interest & Tax (1)	173	131	106	72	29	(2)	(8)	501

Net Interest (Expense) Income (2)	(30)	(15)	(1)	1	(4)	(8)	(36)	(93)

Income Tax (Expense) Benefit	(53)	(42)	(30)	(30)	9	10	8	(128)

Equity Earnings Recorded Net of Income Tax	-	-	-	-	20	-	-	20

(Earnings) Losses Attributable to Noncontrolling Interests	18	-	-	-	-	-	(1)	17

Earnings (Losses)	$ 108	$ 74	$ 75	$ 43	$ 54	$ -	$ (37)	$ 317

(1) Management believes "Income (Loss) before Interest & Tax" is a useful measurement of our business units' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

(2) Net Interest Expense includes Interest Income, Interest Expense and Preferred Dividends of Subsidiaries.

SEMPRA ENERGY
Table F (Unaudited)

Statement of Operations Data by Business Unit

Nine Months Ended September 30, 2010

(Dollars in millions)	SDG&E	SoCalGas	Commodities	Generation	Pipelines & Storage		LNG	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 2,245	$ 2,792	$ 73	$ 806	$ 262		$ 554	$ (74)	$ 6,658

Cost of Sales and Other Expenses	(1,468)	(2,175)	(73)	(591)	(187)		(409)	41	(4,862)

Litigation Expense	(12)	(1)	(20)	(143)	(1)		(4)	(3)	(184)

Depreciation & Amortization	(283)	(230)	-	(47)	(32)		(38)	(13)	(643)

Equity Earnings (Losses) Recorded Before Income Tax	-	-	(290)	(2)	32		-	(6)	(266)

Other Income (Expense), Net	(18)	8	1	9	53		2	27	82

Income (Loss) Before Interest & Tax (1)	464	394	(309)	32	127		105	(28)	785

Net Interest (Expense) Income (2)	(103)	(50)	3	-	(13)		(36)	(118)	(317)

Income Tax (Expense) Benefit	(131)	(132)	167	19	(36)		(19)	47	(85)

Equity Earnings Recorded Net of Income Tax	-	-	-	-	42		-	-	42

Losses Attributable to Noncontrolling Interests	34	-	-	-	-		-	-	34

Earnings (Losses)	$ 264	$ 212	$ (139)	$ 51	$ 120		$ 50	$ (99)	$ 459

Nine Months Ended September 30, 2009

(Dollars in millions)	SDG&E	SoCalGas	Commodities	Generation	Pipelines & Storage		LNG	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 2,136	$ 2,276	$ 50	$ 792	$ 328		$ 125	$ (57)	$ 5,650

Cost of Sales and Other Expenses	(1,443)	(1,696)	(49)	(551)	(376)	(3)	(141)	(9)	(4,265)

Litigation Adjustment (Expense)	6	(2)	-	-	(2)		(1)	(1)	-

Depreciation & Amortization	(239)	(220)	-	(43)	(32)		(23)	(11)	(568)

Equity Earnings (Losses) Recorded Before Income Tax	-	-	384	(2)	39		-	(10)	411

Other Income, Net	45	4	-	-	-		1	47	97

Income (Loss) Before Interest & Tax (1)	505	362	385	196	(43)		(39)	(41)	1,325

Net Interest Expense (2)	(78)	(49)	(7)	(1)	(10)		(12)	(91)	(248)

Income Tax (Expense) Benefit	(141)	(115)	(104)	(76)	26		32	51	(327)

Equity Earnings Recorded Net of Income Tax	-	-	-	-	59		-	-	59

(Earnings) Losses Attributable to Noncontrolling Interests	(9)	-	-	-	32		-	(1)	22

Earnings (Losses)	$ 277	$ 198	$ 274	$ 119	$ 64		$ (19)	$ (82)	$ 831

(1) Management believes "Income (Loss) before Interest & Tax" is a useful measurement of our business units' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

(2) Net Interest Expense includes Interest Income, Interest Expense and Preferred Dividends of Subsidiaries.

(3) Includes $132 million write-off of long-lived assets.